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                                                              Exhibit 99(d)(7)


                            CONFIDENTIALITY AGREEMENT

      In connection with a possible transaction (the "Transaction") between Data Research Associates, Inc. ("DRA") and SIRSI Corporation ("SIRSI"), each party ("Disclosing Party") may provide certain financial, technical, commercial or other non-public information concerning the business and affairs of such Disclosing Party ("Confidential Information") to the other party (the "Receiving Party"), for use and analysis thereof by the Receiving Party in connection with the Transaction. It is the intent of DRA and SIRSI that all Confidential Information thus disclosed be kept in the strictest of confidence by the Receiving Party, used solely for the purpose of evaluating a possible Transaction and not be disclosed to any other person or entity except as specifically provided herein. In order to protect the confidentiality of all Confidential Information thus revealed by each party to the other in connection with the Transaction, it is hereby agreed as follows:

      1. Subject to the other provisions of this Agreement, each of DRA and SIRSI, as a Receiving Party, (i) will hold in confidence all Confidential Information obtained by it from the other party as Disclosing Party, and from agents of the Disclosing Party, to the same degree of care as the Receiving Party employs with respect to its own information of like importance, (ii) will use such Confidential Information only in connection with the evaluation of a possible Transaction with the Disclosing Party, and (iii) will not disclose or divulge any of the Confidential Information thus received by it to any other party without the express prior approval of the Disclosing Party, which approval may be withheld for any reason or no reason.

      2. Confidential Information received by each party hereto, as a Receiving Party, will not be disclosed by it to any person, except for those officers, directors, employees agents, partners, shareholders, accountants, attorneys, consultants, advisors, financing sources and financial institutions of the Receiving Party (collectively the "Receiving Party's Representatives") who need to know such information in order to perform their duties in connection with a possible Transaction. The Receiving Party agrees that Confidential Information shall only be provided to its Representatives who have been informed of the confidential nature of the Confidential Information and who have been advised that such information is to be kept confidential and shall not be used for any purpose other than the evaluation and implementation of the Transaction.

      3. The obligations set forth herein of each party as Receiving party to maintain in confidence all Confidential Information received by it from the other party as Disclosing Party shall not apply to any portion of such Confidential Information received from the Disclosing Party that (i) is or becomes public or available to the general public (other than as a result of disclosure by the Receiving Party or is Representatives in breach of this Agreement), (ii) is or becomes known to the Receiving Party independent of disclosure hereunder, (iii) is obtained by the Receiving Party from a third party who, to the Receiving Party's knowledge, is lawfully in possession of such Confidential Information and is not obligated to keep such information in confidence, or (iv) is, in the reasonable judgement of the Receiving Party, required to be disclosed under applicable law or pursuant to the order of any court or governmental agency or is compelled by deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process. Prior to any public disclosure by a Receiving Party of Confidential


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Information on the grounds that any of (i) through (iv) above applies, the
Receiving Party shall give the Disclosing Party reasonable advance written notice of such disclosure.

      4. If for any reason the Transaction currently contemplated is not consummated, each party as Receiving Party will, upon written request of the Disclosing Party, return to the Disclosing Party, or destroy, all Confidential Information obtained by the Receiving Party from the Disclosing Party under this Agreement, including all copies made thereof.

      5. Except in the circumstances described in paragraph 3(iv) above, neither party nor its Representatives will disclose to any person not a party hereto either the fact that discussions or negotiations are taking place concerning a possible Transaction or any of the terms, conditions or other facts with respect to any such possible Transaction; provided that, notwithstanding the foregoing, neither party shall be prohibited from making disclosure to the extent the same may be required under applicable securities law if the party obligated to make such disclosure does not issue any statement concerning or otherwise disclose to the public any such facts until first providing prior notice of, and consult with, such other party as to the form and substance of such disclosure.

      6. It is understood and agreed by each party that money damages may not be a sufficient remedy for any breach by a Receiving Party of the confidentiality provisions of this Agreement and that a non-breaching Disclosing Party shall be entitled to seek specific performance and injunctive and other equitable relief as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for any such breach of this Agreement by a Receiving Party, but shall be in addition to all other remedies available at law or equity.

      7. Each party believes that the Confidential Information it has and will provide to the other party hereunder will be accurate. However, each party makes no representation in this Agreement as to the completeness or accuracy of such information and assumes no responsibility or liability for the conclusions derived therefrom by the Receiving Party.

      8. For the duration of this Agreement, each party hereto will not solicit the employment of any current executive officer or senior-level manager of the other party with whom such party comes in contact as a result of such party's evaluation of the Transaction (except in the context of any continuing employment of such person incident to consummation of a Transaction); provided, however, that this Agreement shall not prohibit any advertisement or general solicitation (or hiring as a result thereof) that is not specifically targeted at such persons not shall it prohibit the solicitation or hiring of any such person who initiates employment discussions with such party or its Representatives. Unless otherwise agreed to in writing by the Disclosing Party, the Receiving Party and its Representatives will not, other than in the ordinary course of business, seek to obtain any information concerning the proposed Transaction from any customer, supplier or distributor known by the Receiving Party to have a business relationship with the Disclosing Party.

      9. This Agreement and all obligations created hereunder will remain in full force and effect until the earlier to occur of (i) consummation of a Transaction between the parties hereto or (ii) two years after the date of this Agreement, unless this Agreement is earlier terminated or superseded by mutual written agreement between the parties hereto.


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      10. This Agreement shall be construed?? and enforced in accordance with the laws of the State of Missouri, without regard to principles of conflicts of law.

      11. Each party agrees that the other party may assign all rights, powers, privileges and obligations under this Agreement to any of such party's affiliates who agree to be bound by the provisions thereof.

      12. The provisions of this Agreement shall be binding solely upon and in?? to the benefit of the parties hereto and their respective successors and assigns.

      13. No past, present or future director, officer, employee, member, shareholder, incorporator, partner, and/or affiliate of either party hereto or any affiliate thereof shall have any liability for any obligations of such party under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

      14. The parties agree that, unless and until a written, binding agreement is entered into between the parties with respect to the Transaction, neither party will be under any legal obligation of any kind whatsoever with respect to the Transaction by virtue of this or any other written or oral expression, except with respect to the matters specifically agreed to herein.

      Agreed to and executed this 5th day of February 2001.

                           DATA RESEARCH ASSOCIATES, INC.

                           By:      /s/ Katharine W. Biggs
                                   ---------------------------------------------
                                   Katharine W. Biggs
                           Title:  Vice President and Chief Financial Officer


                           SIRSI Corporation

                           By:      /s/ Pat Sommers
                                   ---------------------------------------------
                                   Pat Sommers
                           Title:  President



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